UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

TOWERSTREAM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-131087 (Commission File Number)	20-8259086 (IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI (Address of Principal Executive Offices)	02842 (Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 19, 2007, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K, as amended on January 25, 2007 (the “Form 8-K”), with respect to the Agreement of Merger and Plan of Reorganization, dated as of January 12, 2007, by and among us, Towerstream Corporation (now known as Towerstream I, Inc.), a privately held Delaware corporation (“TWER”), and Towerstream Acquisition, Inc., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into TWER, and TWER became a wholly-owned subsidiary of ours. Following the merger, we changed our name from University Girls Calendar, Ltd. to Towerstream Corporation and succeeded to the business of TWER as our sole line of business.

On March 13, 2007, we filed with the SEC an Annual Report on Form 10-KSB for the fiscal year ended November 30, 2006, which relates primarily to our business and operations during such pre-merger period. We are filing this amendment to the Form 8-K in order to (i) include a Management’s Discussion and Analysis or Plan of Operation relating to the financial condition and results of operations of TWER as of, and for each of the years ended, December 31, 2006 and 2005, as well as financial statements and related notes for such periods and pro forma financial statements as of, and for the year ended, December 31, 2006 that give effect to the merger and (ii) update the Executive Compensation disclosure in the Form 8-K to account for bonuses awarded to certain executive officers of TWER on February 14, 2007 for work performed during 2006.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Management’s Discussion and Analysis or Plan of Operations

The Management’s Discussion and Analysis or Plan of Operation section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Recent Events

Prior to January 12, 2007, we were a public shell company without material assets or liabilities. On January 12, 2007, Towerstream I, Inc. completed a reverse merger with us, pursuant to which Towerstream I, Inc. became our wholly-owned subsidiary and we succeeded to the business of Towerstream I, Inc. as our sole line of business and the former security holders of Towerstream I, Inc. became our controlling stockholders. For financial reporting purposes, Towerstream I, Inc. was considered the accounting acquiror in the reverse merger. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations below are those of Towerstream I, Inc. and do not include our historical financial results. All costs associated with the reverse merger were expensed as incurred.

Overview

We are a leading supplier of fixed, high-speed, wireless broadband services to commercial users, with operations in New York City, Chicago, Los Angeles, Boston, San Francisco, Seattle, Providence and Newport, Rhode Island. Our fixed wireless broadband network delivers high-speed Internet access supporting VoIP, bandwidth on demand, wireless redundancy, VPNs, disaster recovery, bundled data, and video services. Furthermore, we offer customers bandwidth connection speeds ranging from the equivalent of a standard T-1 telephone line and up to 1,000 million bits per second.

Characteristics of our Revenues and Expenses

We offer our services under service agreements having terms of one, two or three years. Pursuant to these agreements, we bill customers on a monthly basis, in advance, for each month of service. To this end, payments received in advance of services performed are recorded as deferred revenues.

Cost of revenues primarily consists of all expenses that are directly attributable to providing our service, and include the costs associated with bandwidth purchases and tower and rooftop rents. Fluctuations in our gross margin may occur due to the addition of network capacity to either existing points of presence or adding additional coverage through the addition of new locations or opening of new markets.

Sales and marketing expenses primarily consist of the salaries, benefits, travel and other costs of our sales and marketing teams, as well as marketing initiatives and business development expenses. General and administrative expenses primarily consist of the costs attributable to the support of our operations, such as costs related to information systems, salaries, expenses and office space costs for executive management, inside sales, technical support, financial accounting, purchasing, administrative and human resources personnel, insurance, recruiting fees, legal, accounting and other professional services.

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Revenues. During the year ended December 31, 2006, we had revenues of $6,296,218, as compared to revenues of $5,397,510 during the year ended December 31, 2005, representing an increase of approximately 16.6%. This increase was primarily attributable to the growth of our network subscriber base.

Operating Loss. Operating expenses, which consist of cost of revenues, depreciation, customer support services, selling, general and administrative costs, totaled $6,986,722 for the year ended December 31, 2006, as compared to $6,127,770 for the year ended December 31, 2005, representing an increase of approximately 14.0%, the components of which are discussed in further detail below. In contrast, our operating loss for the year ended December 31, 2006 was $690,504, as compared to a loss of $730,260 for the year ended December 31, 2005, representing a decrease of approximately 5.4%. Our operating loss decreased as a result of our revenue growth and the absorption of certain current fixed costs and network capacity.

Cost of Revenues. Cost of revenues, which consists of tower rental charges, bandwidth purchases, and related engineering costs and overhead, exclusive of depreciation, totaled $1,636,820 for the year ended December 31, 2006, as compared to $1,509,505 for the year ended December 31, 2005, resulting in gross margins, before depreciation, of 74.0% and 72.0%, respectively. This increased margin is the result of a growing subscriber base and our ability to utilize existing fixed cost capacity to service our new subscribers.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses, which consist of commissions, salaries, advertising, and overhead expenses, totaled $3,636,376 for the year ended December 31, 2006, as compared to $3,265,352 for the year ended December 31, 2005, representing an increase of approximately 11.4%. This increase was primarily attributable to our recognition of $100,625 of stock based compensation and approximately $400,000 of legal and accounting costs associated with our reverse merger during the year ended December 31, 2006.

Customer Support Services. Customer support services totaled $507,276 for the year ended December 31, 2006, as compared to $419,356 for the year ended December 31, 2005, representing an increase of approximately 21%. This increase resulted from our hiring additional personnel and acquiring new systems to respond to customer growth and greater demand for our services.

Depreciation Expense. Depreciation expense totaled $1,206,250 for the year ended December 31, 2006, as compared to $933,557 for the year ended December 31, 2005, representing an increase of 29.2%.

This increase was the result of increased purchases of capital equipment to support our increased customer growth of 16.6% in 2006 versus 2005.

Net Loss. We had a net loss of $811,531 for the year ended December 31, 2006, as compared to a net loss of $947,205 for the year ended December 31, 2005, representing a decrease of approximately 14.3%. This decrease in net loss was primarily attributable to our increased sales. We believe that net losses will continue as we make required additions to our sales, engineering and administrative personnel and our network in order to fuel expected revenue and subscriber growth.

Liquidity and Capital Resources

As of December 31, 2006 and December 31, 2005, we had cash and cash equivalents of $160,363 and $203,050, respectively. We have historically met our liquidity requirements from a variety of sources, including internally generated cash, short-term borrowings from both related parties and financial institutions and the sale of equity securities.

Net Cash Provided by Operating Activities. Net cash provided by operating activities totaled $967,730 for the year ended December 31, 2006, as compared to $479,285 for the year ended December 31, 2005, representing an increase of approximately 101.9%. This increase was primarily due to improved operating results derived from increased revenues generated in 2006 from our higher subscriber growth.

Net Cash Used in Investing Activities. Net cash used in investing activities was $1,168,109 for the year ended December 31, 2006, as compared to $1,378,027 for the year ended December 31, 2005, representing a decrease of approximately 15.2%. This decrease was due to our taking advantage of capital expended on our network’s capacity and coverage areas in previous years. As a result, we spent $243,000 less capital on our network during the year ended December 31, 2006 than in the year ended December 31, 2005, but expended $50,000 more on the acquisition of a Federal Communications Commission license in 2006 than in 2005.

Net Cash Provided By Financing Activities. Net cash provided by financing activities was $157,692 for the year ended December 31, 2006, as compared to $1,101,792 for the year ended December 31, 2005, representing a decrease of approximately 85.7%. As a result of our improved operating results, we required less funding from outside sources to meet our working capital needs. A significant potion of the $1.1 million of cash provided in fiscal 2005 was attributable to the sale of common stock of $925,000.

Working Capital. As of December 31, 2005, we had negative working capital of $2,323,230 due primarily to the short term nature of our debt. Approximately $1.7 million of our debt obligation was either on a demand basis or had maturities of less than one year. As of December 31, 2006, we had a negative working capital position of $3,323,752. As in previous periods, this negative position was primarily the result of approximately $2.2 million of our debt obligations that were either on a demand basis or had maturities of less than one year. Nevertheless, we believe that our current operating activities, together with the money raised from our private placements in January 2007, will enable us to meet our anticipated cash requirements for fiscal 2007.

Loans From Related Parties

As of December 31, 2006, we owed a total of approximately $1.9 million to five of our stockholders for past borrowings and services. These loans were short term in nature and had varying interest rates, repayment terms, and conversion features.

During January 2007, our related party lenders sold approximately $1.7 million of debt to unrelated third-parties. The transferred notes, which totaled $1,691,636, accrued interest at 10% per annum, and following our reverse merger on January 12, 2007, were automatically converted into shares of common stock at a conversion price of $1.50 per share.

One note held by a related party in the amount of $250,000, which was not transferred, bore interest at 10% per annum and, following the reverse-merger, converted into common stock at a conversion price of $1.43 per share.

Private Placement

In connection with the reverse merger in January 2007, we completed a private placement, pursuant to which we issued 5,110,056 shares of common stock and five-year warrants to purchase 2,555,028 shares of common stock at an exercise price of $4.50 per share for aggregate gross proceeds of $11,497,625. In connection with this private placement, we incurred placement agent fees of approximately $446,400, and issued the placement agents five-year warrants to purchase an aggregate of 140,917 shares of common stock at an exercise price of $4.50 per share. In addition, we incurred other professional fees and expenses totaling approximately $522,300 in connection with the reverse merger and private placement.

Senior Debenture

In conjunction with our reverse merger in January 2007, we also sold $3,500,000 of senior convertible debentures. These debentures require quarterly interest-only payments of 8% per annum and mature on December 31, 2009. The debentures are convertible into shares of common stock at a conversion price of $2.75 per share, subject to certain limitations. In addition, holders of the debentures received five-year warrants to purchase an aggregate of 636,364 shares of common stock at an exercise price of $4.00 per share and five-years warrants to purchase an aggregate of 636,364 shares of common stock at an exercise price of $6.00 per share.

In connection with the issuance of the debentures, we incurred placement agent fees totaling approximately $140,000, and issued to such placement agent a five-year warrant to purchase 63,634 shares of common stock at an exercise price of $4.50 per share. This warrant had an estimated fair value of $34,750.

The above financing activities raised net proceeds of $14,411,237, which will be used to significantly expand our sales and marketing efforts, as well as our expansion into new markets.

Critical Accounting Policies

Our financial statements are prepared in conformity with generally accepted accounting principles in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation.

Property and Equipment. Property and equipment are stated at cost. The costs associated with the construction of our network and subscriber installations are capitalized. Costs include equipment, installation costs and materials. Depreciation is computed by the straight-line method over the following estimated useful lives:

Years
Furniture, fixtures and equipment	5-7
Computer Equipment	5
Systems software	3
Network base station equipment	5-7
Customer premise equipment	5-7

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets. Long-lived assets consist primarily of property and equipment. Long-lived assets are reviewed annually for impairment or whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of the future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if impairment exists pursuant to the requirements of Statement of Financial Accounting Standards, or SFAS, No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of their carrying value or net realizable value.

Revenue Recognition. Revenues are recognized at the time access to our services is made available to customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned. Our revenue arrangements with multiple deliverables under Emerging Issues Task Force, EITF, 00-21 are deemed to be immaterial.

Stock-Based Compensation. Effective January 1, 2006, we adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” (SFAS 123R), which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R supersedes Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows.” SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values. As a result, the intrinsic value method of accounting for stock options with pro forma footnote disclosure, as allowed for under SFAS No. 123, is no longer permitted. We adopted SFAS No. 123R using the modified prospective method, which requires us to record compensation expense for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, prior period amounts have not been restated to reflect the adoption of SFAS No. 123R. After assessing alternative valuation models and amortization assumptions, we chose to continue using the Black-Scholes valuation model and recognition of compensation expense over the requisite service period of the grant.

Convertible Notes Payable. We account for conversion options embedded in convertible notes in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” SFAS 133 generally requires companies to bifurcate conversion options embedded in convertible notes and preferred shares from their host instruments and to account for them as free standing derivative financial instruments in accordance with EITF 00-19. SFAS 133 provides for an exception to this rule when convertible notes are deemed to be conventional, as that term is described in the implementation guidance provided in paragraph 61(k) of Appendix A to SFAS 133 and further clarified in EITF 05-2 “The Meaning of Conventional Convertible Debt Instrument” in Issue No. 00-19. SFAS 133 provides for an additional exception to this rule when the economic characteristics and risks of the embedded derivative instrument are clearly and closely related to the economic characteristics and risks of the host instrument. We account for convertible notes (deemed conventional) and non-conventional convertible debt instruments classified as equity under EITF 00-19 “Accounting for Derivative Financial Investments indexed to, and potentially settled in, a Company’s own stock” and in accordance with the provisions of EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features,” and EITF 00-27 “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, we record, as a discount to convertible notes, the intrinsic value of such conversion options based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption.

Recent Accounting Pronouncements

On February 15, 2007, FASB issued SFAS No. 159, entitled “The Fair Value Option for Financial Assets and Financial Liabilities.” The guidance in SFAS No. 159 “allows” reporting entities to “choose” to measure many financial instruments and certain other items at fair value. The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS No. 133, as amended, entitled “Accounting for Derivative Instruments and Hedging Activities”. The provisions of SFAS No. 159 are applicable to all reporting entities and is effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007. We do not believe this new accounting standard will have a material impact on our financial condition or results of operations.

In December 2006, FASB issued FASB Staff Position EITF 00-19-2 “Accounting for Registration Payment Arrangements,” which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” Adoption of EITF 00-19-02 is required for fiscal years beginning after December 15, 2006. We are currently evaluating the expected effect of EITF 00-19-02 on our consolidated financial statements and are currently not yet in a position to determine such effects.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except

SFAS No. 123R and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. We are evaluating the impact of this new standard, but currently believe that adoption will not have a material impact on our financial position or results of operations.

In September 2006, the Securities and Exchange Commission’s Office of the Chief Accountant and Divisions of Corporation Finance and Investment Management released Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The Securities and Exchange Commission’s staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This pronouncement is effective for fiscal years ending after November 15, 2006. We adopted SAB No. 108 and found there to be no material impact on our financial position or results of operations.

In July 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.” This interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. This interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. We are in the process of evaluating the impact of the application of this interpretation to our consolidated financial statements.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, an amendment of FASB Statements No. 133 and 140.” SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. We do not expect this pronouncement to have a material impact on our financial position, results of operations or cash flows.

In September 2005, FASB ratified the following consensus reached in EITF 05-8: The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying SFAS No. 109. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that is subject to EITF 00-27, and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements. The adoption of this pronouncement is not expected to have a material impact on our financial statements.

In June 2005, the EITF reached consensus on EITF 05-6. EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a reverse merger or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. The adoption of EITF 05-6 did not have a material impact on our financial position, results of operations or cash flows.

In June 2005, FASB ratified EITF 05-2, “The Meaning of Conventional Convertible Debt Instrument” in EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” which addresses when a convertible debt instrument should be considered “conventional” for the purpose of applying the guidance in EITF 00-19. EITF 05-2 also retained the exemption under EITF 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material impact on our financial position, results of operations or cash flows.

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Correction.” SFAS N. 154 replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This statement is effective for accounting changes and corrections of errors made in the fiscal years beginning after December 15, 2005. We do not believe this pronouncement will have a material impact on our financial position or results of operations.

Executive Compensation

The Summary Compensation Table contained within the Executive Compensation section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards(1) ($)		Nonqualified Deferred Compensation Earnings ($)	Total ($)
Jeffrey M. Thompson	2006	171,000	75,000	(2)	413,837	(3)	10,000	669,837
President and Chief Executive Officer (principal executive officer)	2005	171,000	—		110,191		—	281,191
George E. Kilguss, III	2006	135,000	50,000		—		45,000	230,000
Chief Financial Officer	2005	55,000			110,191		125,000	290,191
Arthur Giftakis	2006	120,000	—		—		—	120,000
Vice President of Engineering and Operations	2005	114,313	—		21,514		—	135,827
Paul Pedersen(4)	2006	—	—		—		—	—
	2005	—	—		—		—	—

______________

(1)

Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, Share Based Payment. For information regarding our valuation of option awards, see “Critical Accounting Policies — Stock-Based Expense.”

(2)

Of this $75,000 cash bonus, $30,000 was awarded to Mr. Thompson in 2006 in recognition of services performed during 2006, and $45,000 was awarded to Mr. Thompson on February 14, 2007 in recognition of services performed during 2006.

(3)	This option award was made to Mr. Thompson on February 14, 2007 in recognition of services performed during 2006.
(4)	Paul Pedersen resigned as our sole director and executive officer on January 12, 2007.
Item 9.01.	Financial Statements and Exhibits.

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), TWER’s audited financial statements for the fiscal years ended December 31, 2005 and 2006 are filed in this Current Report on Form 8-K/A as Exhibit 99.9.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.10.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
99.9	TWER financial statements for the fiscal years ended December 31, 2005 and 2006 (audited)
99.10	Unaudited pro forma consolidated balance sheets as of December 31, 2006 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2007	Towerstream Corporation
	By:	/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chief Executive Officer and President